Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Fourth Quarter 2010 Financial Results

and Declares First Quarter Dividend of $0.23 per Share

BOSTON – March 14, 2011 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), a middle market capital specialist, today announced financial results for its fiscal fourth quarter ended Dec. 31, 2010. Additionally, THL Credit announced that its Board of Directors has declared its first fiscal quarter 2011 dividend of $0.23 per share, payable on March 31, 2011, to stockholders of record as of March 25, 2011.

HIGHLIGHTS

Fiscal year ended Dec. 31, 2010 ($ in millions, except per share amounts)
Portfolio results
Total assets	$264.4 million
Investment portfolio, at fair value	$153.5 million
Net assets	$260.0 million
Net asset value per share	$13.06
Weighted average yield on debt investments	15.8%

	Year ended Dec. 31, 2010	Quarter ended Dec. 31, 2010	Quarter ended Sept. 30, 2010
Post-IPO portfolio activity
Net investments made, at par	$91.6 million	$49.3 million	$19.8 million
Number of new portfolio companies	8	4	2
Number of portfolio companies at end of period	13	13	9
Operating results
Total investment income	$12.33 million	$5.80 million	$4.08 million
Net investment income	$6.03 million	$3.46 million	$1.86 million
Net increase in net assets from operations	$7.79 million	$4.06 million	$2.92 million
Net investment income per share	$0.31	$0.17	$0.09
Dividends per share attributable to period	$0.30	$0.15	$0.10

“Prudent and patient deployment of capital remains a hallmark of THL Credit’s investment strategy. Our 2011 year-to-date pipeline is ahead of last year’s and February’s new opportunities to consider significantly increased from January,” said James K. Hunt, chief executive officer of THL Credit. “The recent closing of $150 million in capital commitments for THL Credit Greenway LLC (“Greenway”) expands our ability to participate in a broader spectrum of investment opportunities, including larger-sized investments. Greenway is currently an investor in our three recent investments, and should continue to enhance deployment of THL Credit’s capital and our ability to compete in the market, while being accretive to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

THL Credit closed on $49.3 million of investments in four new companies and a follow-on investment for an existing portfolio company during the fourth quarter, as follows:

•	$12.0 million in the senior secured note of OEM Group, Inc. a global provider of capital equipment solutions to worldwide makers of silicone devices, based in Gilbert, AZ;
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$10.8 million in the senior secured term loan and revolving loan of T&D Solutions, LLC, a provider of maintenance and construction services for electrical transmission and distribution lines throughout the Gulf States region, based in Alexandria, LA;

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$13.0 million in the senior subordinated note and equity of C&K Market, Inc., a family-owned business and operator of supermarkets and pharmacies primarily in rural communities in Oregon and Northern California, headquartered in Brookings, OR;

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$12.5 million in the senior secured term loan of Purple Communications, Inc., a provider of communication services for people who are deaf, hard-of-hearing or speech disabled, headquartered in Rocklin, CA; and

•	$1.0 million follow-on investment in Healthcarefirst, Inc. to fund an acquisition.

These transactions bring the total fair value of THL Credit’s investment portfolio to $153.5 million across thirteen portfolio companies at the end of the year. There was one partial prepayment of $1.1 million during the quarter on its investment in Intelligrated, Inc. This investment was fully prepaid in February 2011.

As of Dec. 31, 2010, THL Credit’s investment portfolio at fair value was allocated 52 percent in subordinated debt, 37 percent in senior secured debt, 8 percent in income-producing equity interests and 3 percent in equity. The weighted average yield of the debt and income producing equity securities in the investment portfolio at their current cost basis was 16.6 percent. The weighted average yield on its debt investments at their current cost basis was 15.8 percent.

RESULTS OF OPERATIONS

Investment income

Total investment income for the fourth quarter was $5.80 million, of which $4.90 million was attributable to interest and fees on subordinated debt and senior secured loans, $0.79 million was attributable to interest from income-producing equity interests, and $0.11 million was derived from interest on cash and cash equivalents.

Total investment income for the year ended Dec. 31, 2010 was $12.33 million, of which $9.81 million was attributable to interest and fees on subordinated debt and senior secured loans, $2.20 million was attributable to interest from income-producing equity interests and $0.32 million was derived from interest on cash and cash equivalents.

Expenses

Operating expenses for the quarter totaled $2.34 million. Base management fees were $0.98 million with administrator and other expenses of $1.36 million.

Operating expenses for the year ended Dec. 31, 2010 were $6.29 million. Base management fees were $2.70 million with administrator and other expenses of $3.59 million.

Net investment income

THL Credit had net investment income of $3.46 million, or $0.17 per share for the quarter. Net investment income was $6.03 million, or $0.31 per share for the year ended Dec. 31, 2010.

Net unrealized appreciation on investments

Investments had $0.60 million and $1.76 million of unrealized appreciation for the fourth quarter and for the year ended Dec. 31, 2010, respectively.

Net increase in net assets resulting from operations

THL Credit’s net increase in net assets resulting from operations was $4.06 million for the fourth quarter, or $0.20 per share. The net increase in net assets resulting from operations was $7.79 million for the year ended Dec. 31, 2010, or $0.39 per share.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

As of Dec. 31, 2010, THL Credit had $110.1 million in cash and cash equivalents. Its liquidity is generated primarily from cash flows from operations, including interest earned and fees received on subordinated debt, senior secured loans and other income-producing equity securities.

On March 11, 2011, THL Credit closed on a three-year $115 million syndicated credit facility led by ING Capital LLC. The facility has an accordion feature that provides for expansion of the facility up to $125 million, subject to customary conditions. The facility will bear interest at a rate of LIBOR plus 3.5% per annum, with no LIBOR floor. “This credit facility significantly expands our investment fairway and our ability to invest at the most attractive risk-adjusted rates of return,” noted James K. Hunt, chief executive officer of THL Credit. “We expect to begin drawing on our credit facility after investing our initial public offering proceeds. Future borrowings from the facility are expected to be accretive to our earnings and enhance returns to our shareholders.”

BUSINESS OUTLOOK

In addition to the four new investments and one follow-on investment completed during the fourth quarter, THL Credit closed on three additional transactions totaling $32.3 million in the first quarter of 2011, and has several additional transactions under varying term sheet stages. However, there can be no assurances that such investments will close on these terms or at all.

THL Credit continues to see signs of transactional expansion in the middle market that bodes well for junior capital providers. M&A is still at materially reduced levels from the mid-2000s, but private equity sponsors are pursuing an increasing amount of add-on acquisitions as well as recapitalization and refinancing opportunities for their existing portfolios and are seeking to find new investments for their uninvested capital. Additionally, unsponsored companies also appear to be more willing to use THL Credit’s capital for growth and as strategic buyers, which comes after a prolonged period of cost-cutting and debt reduction.

Mr. Hunt added, “We continue to look for opportunities to invest in growth-oriented companies with durable balance sheets. We are pleased with the quality of the credits that we have incorporated into our portfolio to date. We remain committed to delivering sustainable returns to our shareholders by building an attractive portfolio yield through careful credit selection.”

CONFERENCE CALL

THL Credit will host a conference call to discuss these results on March 15, 2011, at 8:30 a.m. Eastern Daylight Time. The conference call will be led by James K. Hunt, chief executive officer, and Terrence W. Olson, chief operating officer and chief financial officer.

For those wishing to participate by telephone, dial (877) 312-5842 (domestic) or (678) 809-1549 (international) and use the passcode 45177415. The company will also broadcast the conference call live via its website at www.thlcredit.com. A replay will be available through March 27, 2011 via the company’s website starting approximately two hours after the conclusion of the call.

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Los Angeles and Houston. THL Credit invests primarily in private subordinated debt, or mezzanine debt, in middle market companies with annual revenues of between $25 million and $500 million that require capital for growth and acquisitions. Such investments in many cases include an associated equity component such as warrants, preferred stock or other similar securities. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Statements made in this press release may constitute forward-looking statements within the meaning of the Securities Act of 1933, as amended, and subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements reflect various assumptions by THL Credit concerning anticipated results and are not guarantees of future performance. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the factors described from time to time in filings by THL Credit with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Michael Henson

212-687-8080

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